EXHIBIT 21


                             PRINCIPAL SUBSIDIARIES


                                                     Jurisdiction in Which
       Name of Subsidiary                          Organized or Incorporated
       ------------------                          -------------------------

CONSOLIDATED SUBSIDIARIES

Adaptive Technologies Corp.                          Michigan, United States
Hertel Cutting Technologies Inc.                     Tennessee, United States
J&L America Inc.                                     Michigan, United States
Kennametal Australia Pty. Ltd.                       Australia
Kennametal China Limited                             China
Kennametal Foreign Sales Corporation                 Barbados
Kennametal GTS Co., Ltd.                             Thailand
Kennametal GTS Pte. Ltd.                             Singapore
Kennametal Hardpoint, Inc.                           Delaware, United States
Kennametal Hertel AG                                 Germany
Kennametal Ltd.                                      Canada
Kennametal de Mexico, S.A. de C.V.                   Mexico


CONSOLIDATED SUBSIDIARIES OF KENNAMETAL HERTEL AG

Hertel Iberica S.A.                                  Spain
Hertel Japan Limited                                 Japan
Kennametal Hertel G.m.b.H.                           Germany
Kennametal Hertel Belgium S.A.                       Belgium
Kennametal Hertel France S.A.                        France
Kennametal Hertel Nederland B.V.                     Netherlands
Nederlandse Hardmetaal Fabrieken B.V.                Netherlands